                             AMENDED AND RESTATED
                         SENIOR MANAGEMENT AGREEMENT

      THIS AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT (the "Agreement") is made as of September 5, 1996 and amended and restated as of November 11, 1996, between American Medserve Corporation, a Delaware corporation (the "Company"), and Charles R. Wallace ("Executive").

      The Company and Executive entered into a Senior Management Agreement dated September 5, 1996 (the "Original Senior Management Agreement") pursuant to which Executive purchased, and the Company sold 1496.4457 shares of Class B Common Stock, par value $.01 per share (the "Class B Common") and pursuant to which Executive was employed by the Company as the Company's Vice President-Finance and Chief Financial Officer. Certain definitions are set forth in Section 15 of this Agreement.

      In November 1996, the Company adopted an Amended and Restated Certificate of Incorporation, pursuant to which each share of Class B Common was reclassified as 69.650323 shares of the Company's Common Stock, $.01 par value (the "Common Stock") Executive now holds 104,228 shares of Common Stock (as reclassified). All such shares of Common Stock and all shares of Common Stock hereafter acquired by Executive pursuant to this Agreement are herein referred to as "Executive Stock."

      Executive and the Company now wish to amend and restate the terms of the Original Senior Management Agreement.

      Certain provisions of the Original Senior Management Agreement as amended and restated by this Agreement are intended for the benefit of, and will be enforceable by, Golder, Thoma, Cressey, Rauner Fund IV, L.P. (the
"Investor"), and the Investor is an intended third party beneficiary of this Agreement.

The parties hereto agree as follows:

                    PROVISIONS RELATING TO EXECUTIVE STOCK

      1.  PURCHASE AND SALE OF EXECUTIVE STOCK.

          (a) On September 5, 1996, Executive purchased from the Company, and the Company sold to Executive, 1,496.4457 shares of Class B Common (104,228 shares of Common Stock as reclassified). The purchase price per share of Class B Common (the "Purchase Price") was $98.46.

          (b) At the closing of the purchase and sale of the Class B Common (the "Closing"), the Company delivered to the Executive stock certificates evidencing the Class B Common purchased by the Executive, registered in the Executive's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company in an amount not less than $14,734.00 and by delivery of a promissory note substantially in the form attached hereto as EXHIBIT A (the "Executive Note") in the amount of the balance of the Purchase Price owed in respect of the Class B Common purchased hereunder. Executive's obligations under the Executive Note are secured by a pledge of such collateral as the Company shall approve.

          (c) Within 30 days after the purchase of Executive Stock by Executive from the Company, Executive made an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder substantially in the form of EXHIBIT C attached hereto and notified the Company of such election.

          (d) As of the date of the Original Senior Management Agreement, Executive represented and warranted to the Company, and as of the date hereof, Executive represents and warrants to the Company that:

               (i) The Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

               (ii) Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

               (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

               (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Stock and has had access to such other information concerning the Company as he has requested.

               (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

          (e) As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto and in consideration for entering into this Agreement, Executive acknowledges and agrees that:

               (i) Neither the issuance of any of the Executive Stock to Executive nor any provision hereof shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time for any reason.

               (ii) The Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company or any Subsidiary at any time prior to, upon or in connection with the repurchase of the Executive Stock upon the termination of Executive's employment with the Company or any Subsidiary or as otherwise provided hereunder.

          (f) As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive covenants and agrees to enter into an Amended and Restated Stockholders Agreement in the form of EXHIBIT D attached hereto.

      2.  VESTING OF EXECUTIVE STOCK.

      The Executive Stock was vested as provided in this Section 2. On September 5, 1996, 616.5356 shares of Class B Common (42,942 shares of Common Stock as reclassified), were vested, and on November 11, 1996,
879.9101 shares of Class B Common (61,286 shares of Common Stock as reclassified) were vested by determination of the Board.

      3.  REPURCHASE OPTION.

        (a) Subject to Section 3(f) below, in the event Executive ceases to be employed by the Company or its Subsidiaries for any reason (the "Termination"), the Executive Stock, which is Repurchasable Stock (as defined below) (whether held by Executive or one or more of Executive's transferees), will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option").

        (b) The purchase price for each share of Repurchasable Stock will be the fair market value for such shares as reasonably determined by the Company's Board.

        (c) The Board may elect, in its sole discretion, to purchase all or any portion of the Repurchasable Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of the Repurchasable Stock within 100 days after the Termination. The Repurchase Notice will set forth the number of shares of Repurchasable Stock to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Repurchasable Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Repurchasable Stock then held by Executive is less than the total number of shares of Repurchasable Stock which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Repurchasable Stock under this Agreement, pro rata according to the number of shares of Repurchasable Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of shares of Repurchasable Stock to be repurchased hereunder will be allocated among Executive and the other holders of Repurchasable Stock (if any) pro rata according to the number of shares of Repurchasable Stock to be purchased from such person.

        (d) If for any reason the Company does not elect to purchase all of the Repurchasable Stock pursuant to the Repurchase Option, the Investor shall be entitled, in its sole discretion, to exercise the Repurchase Option for the shares of Repurchasable Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 60 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase any or all of the Available Shares by giving written notice to the Company within thirty days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the thirty day period set forth above, the Company shall notify each holder of Repurchasable Stock as to the number of shares being purchased from such holder by the Investor (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Repurchasable Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

        (e) The closing of the purchase of the Repurchasable Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than thirty days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investor will pay for the Repurchasable Stock to be purchased pursuant to the Repurchase Option by delivery of a check, a wire transfer of funds and/or a note (payable in three equal annual installments commencing on the first anniversary of such closing and bearing interest at the corporate base rate as determined by the First National Bank of Chicago at the time the note is issued) in form and substance determined by the Board in good faith in the aggregate amount of the purchase price for such shares. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under the Executive Note issued to the Company hereunder and any other debts owed by Executive to the Company. The Company and the Investor will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

        (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Repurchasable Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and any Subsidiary's debt and equity financing agreements. If any such restrictions prohibit the repurchase of Repurchasable Stock hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

          (g)  PERFORMANCE BASED REPURCHASABLE STOCK.

               (i) Except as otherwise provided in Section 3(g)(ii) below, 30% of the shares of Executive Stock purchased hereunder (the "Performance Based Repurchasable Stock") shall cease to be Repurchasable Stock on the seventh anniversary of the Start Date, if as of such date Executive is still employed by the Company or any Subsidiary, provided that if at the end of any of the first five fiscal years of the Company following the date hereof, both the Company's EBITDA and EBITDA Percentage equal or exceed 90% of the Company's Projected EBITDA and Projected EBITDA Percentage, as determined in good faith by the Board, respectively, for such fiscal years, then 20% of the Performance Based Repurchasable Stock shall cease to be Repurchasable Stock as of the end of each fiscal year in which such requirement is satisfied. In the event the Company does not satisfy the requirement for 20% of the Performance Based Repurchasable Stock to cease to be Repurchasable Stock as of the end of any fiscal year, IF (i) the sum of the Company's EBITDA for the fiscal year in which such requirement is not met and the immediately succeeding fiscal year equals or exceeds 90% of the sum of the Company's Projected EBITDA for such two fiscal years, and (ii) the average of the Company's EBITDA Percentages for such two years equals or exceeds 90% of the average of the Company's Projected EBITDA Percentages for such two fiscal years, THEN 40% of the Performance Based Repurchasable Stock shall cease to be Repurchasable Stock as of the end of the second of such two fiscal years.

               (ii) In the event Executive ceases to be employed by the Company for any reason, then any Performance Based Repurchasable Stock which has not ceased to be Repurchasable Stock on or prior to such date shall remain Repurchasable Stock. Upon the occurrence of a Sale of the Company while the Executive is still employed by the Company or its Subsidiaries, all Performance Based Repurchasable Stock which is still Repurchasable Stock shall cease to be Repurchasable Stock at the time of such event.

          (h)  TIME BASED REPURCHASABLE STOCK.

               (i) Except as otherwise provided in Section 3(h)(ii) below, 45% of the shares of Executive Stock purchased hereunder (the "Time Based Repurchasable Stock") will cease to be Repurchasable Stock in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any Subsidiary:

                                                     Cumulative Percentage of
                                                            Time Based
                      Date                              Repurchasable Stock

                At the Start Date                               20%
        1st Anniversary of the Start Date                       36%
        2nd Anniversary of the Start Date                       52%
        3rd Anniversary of the Start Date                       68%
        4th Anniversary of the Start Date                       84%
        5th Anniversary of the Start Date                      100%


               (ii) If Executive ceases to be employed by the Company or its Subsidiaries on any date prior to an anniversary date listed above, the cumulative percentage of Time Based Repurchasable Stock to cease being Repurchasable Stock will be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date. Upon the occurrence of a Sale of the Company while Executive is still employed by the Company or its Subsidiaries, all Time Based Repurchasable Stock which has not yet ceased to be Repurchasable Stock will cease to be Repurchasable Stock at the time of such event. Any Time Based Repurchasable Stock which has not ceased to be Repurchasable Stock as of the date that Executive ceases to be employed by the Company or its Subsidiaries shall remain Repurchasable Stock.

          (i) Repurchasable Stock shall consist of Performance Based Repurchasable Stock and Time Based Repurchasable Stock until such shares cease to be Repurchasable Stock in accordance with the provisions of Sections 3(g) and 3(h).

      4.  RESTRICTIONS ON TRANSFER.

          (a) TRANSFER OF EXECUTIVE STOCK. Until 100 days following Termination, Executive shall not be permitted to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Repurchasable Stock (a "Transfer"), other than to the Company or the Investor pursuant to Section 3 hereof.

          (b) CERTAIN PERMITTED TRANSFERS. The restrictions contained in this Section 4 will not apply with respect to (i) transfers of shares of Repurchasable Stock pursuant to applicable laws of descent and distribution or (ii) transfers of shares of Repurchasable Stock among Executive's Family Group; provided that such restrictions will continue to be applicable to the Repurchasable Stock after any such transfer and the transferees of such Repurchasable Stock will have agreed in writing to be bound by the provisions of this Agreement.

      5.  ADDITIONAL RESTRICTIONS ON TRANSFER.

          (a) LEGEND. The certificates representing the Executive Stock will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF SEPTEMBER 5, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF DATED AS OF SEPTEMBER 5, 1996 AND AMENDED AND RESTATED AS OF
     NOVEMBER 11, 1996. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) OPINION OF COUNSEL. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

      6.  INTENTIONALLY OMITTED.

                        PROVISIONS RELATING TO EMPLOYMENT

      7. EMPLOYMENT. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of September 25, 1995 (the "Start Date") and ending upon termination pursuant to Section 9 hereof (the "Employment Period"). During the Employment Period, Executive shall serve as the Vice President-Finance and Chief Financial Officer of the Company and shall have the normal duties, responsibilities and authority of a Vice President-Finance and Chief Financial Officer, including, without limitation, responsibility for all aspects of financial management, subject to the power of the Board and the CEO to supervise, and to override any related actions.

      8. SALARY, BONUS AND BENEFITS. During the Employment Period, the Company will pay Executive a base salary (the "Annual Base Salary") as the Board or the Compensation Committee of the Board may designate from time to time, in its sole discretion. Following the end of each fiscal year, the Board may, in its sole discretion, award a bonus to Executive in an amount not to exceed 40% of Executive's Annual Base Salary for such year, as determined by the Board based upon the Company's achievement of budgetary and other objectives. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year. Executive will also receive an automobile allowance of $550 per month and be eligible to participate in group insurance, vacation and retirement savings (401(k)) plans as the Company may make available to its executives.

      9.  TERMINATION.

          (a) The Employment Period will continue until Executive's resignation, disability (as reasonably determined by the Board or the CEO) or death or until the Board or the CEO determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company.

          (b) If the Company terminates Executive's employment without Cause, the Company shall provide at least six months written notice to the Executive prior to the effectiveness of such termination (the "Notice Period"); provided, however, that if the Company terminates Executive's employment without Cause and determines that Executive's employment with the Company shall immediately cease, Executive shall be entitled to receive payments (payable in monthly installments) equal to the lower of (i) the rate of the Annual Base Salary for six months following the date of such termination or (ii) the rate of the Annual Base Salary for the portion of the Notice Period during which Executive is no longer employed by the Company. Amounts payable by the Company to Executive pursuant to this Section 9(b) shall be reduced by the amount of any payments received by Executive from other employment (whether as an employee, consultant or otherwise) during or in respect of the period in which payments are being made pursuant to this
Section 9(b), and Executive hereby agrees that upon the termination of Executive, Executive shall use his best efforts to seek employment with similar responsibilities and similar compensation to the position with the Company contemplated by the terms of this Agreement. The Company may cease making payments to Executive pursuant to this Section 9(b) at any time after which Executive breaches any of the provisions of Section 10 or 11; provided that no such cessation shall relieve Executive of his obligations under Section 10 or 11.

          (c) If Executive's employment with the Company is terminated by the Company for Cause or as a result of a voluntary termination by Executive, then Executive's right to receive the Annual Base Salary and other benefits shall cease on the date of such termination and no severance payments shall be made.

          (d) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or the commission of any other act which is materially injurious to the Company or any Subsidiary involving dishonesty, disloyalty or fraud with respect to the Company or any Subsidiary, (ii) gross negligence or willful misconduct with respect to the Company or any Subsidiary which is materially injurious to the Company or any Subsidiary, (iii) willful, substantial and repeated failure to perform duties commensurate with his position as reasonably directed in writing by the Board or the CEO in good faith, or (iv) any other material breach of this Agreement which is not cured within 21 days after written notice thereof to Executive.

      10. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and its affiliates are the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account or for the account of any third party any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall use his best efforts to prevent the unauthorized misuse, espionage, loss or theft of the aforementioned matters. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

     11.  NONCOMPETITION AND NONSOLICITATION.

          (a) NONCOMPETITION. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, in consideration of the opportunity to purchase Executive Stock and in consideration of the other rights given to Executive hereunder, Executive agrees that, during the Employment Period and (i) if Executive's employment is terminated by the Company for Cause or as a result of voluntary termination by Executive, for two years thereafter, or (ii) if Executive's employment is terminated for any other reason, the period during which the Company is required (without giving effect to the last two sentences of Section 9(b)) to make payments to Executive pursuant to Section 9(b) (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries as such businesses exist on the date of the termination of Executive's employment, within those limited states or metropolitan areas in which the Company is engaged in business (or in which the Company is in the process of attempting to engage in business) during the Employment Period or at the time of termination of Executive's employment.

          (b) NONSOLICITATION. During the Employment Period and for two years thereafter, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relationship of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and the Company or any Subsidiary.

          (c) ENFORCEMENT. If, at the time of enforcement of Section 10 or 11 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

     12.  CONFIDENTIAL INFORMATION OF PRIOR EMPLOYERS.

          (a) DISCLOSURE AND USE. Executive acknowledges and agrees that Executive has been employed based upon personal and professional attributes attained through his experience and education and that his employment with the Company is not predicated on any implied or explicit understanding or inference that Executive shall disclose or use any proprietary or confidential information that Executive has acquired or been made privy to as a result of his prior employment or relationships. Executive acknowledges and affirms that he has been directed by the Company not to display or otherwise make available to the Company, directly or indirectly (including by undisclosed incorporation in his work product), any such proprietary or confidential information. Executive represents and warrants that: (i) he has not misappropriated, infringed or otherwise improperly disclosed or used any proprietary or confidential information (in whatever form or medium) that he has acquired or been made privy to as a result of his prior employment or relationships; (ii) no claim by any of Executive's former employers or any other third parties alleging misappropriation, infringement or improper disclosure or use of same has been made, is currently outstanding or is threatened, and there are no grounds therefor; and (iii) no injunction or judgment has been imposed on Executive that restricts him from disclosing or using same.

          (b) PRIOR AGREEMENTS. Executive represents and warrants that: (i) Executive has provided the Company with copies of any and all written agreements or other arrangements that restrict or limit his conduct or activities; (ii) Executive has no oral agreements or constraints with respect to his conduct or activities; and (iii) all such written and oral agreements, arrangements and constraints are listed on SCHEDULE 14(b) attached hereto and incorporated herein. Executive recognizes that the Company is not in a position to evaluate the scope or extent of his obligations and agreements and is not a party to such agreements. His disclosure of such agreements in no way creates an imputation or assumption of such agreements to or by the Company.

          (c) PERFORMANCE OF EMPLOYMENT DUTIES. The Company has explained to Executive the scope and responsibilities of his employment, and Executive hereby represents and warrants that the performance of his employment duties shall not place him in breach or violation of any pre-existing fiduciary duty, covenant, agreement, restriction or limitation. Executive acknowledges and agrees that Executive has been directed by the Company not to engage in any conduct or activity that would cause him to violate any pre-existing fiduciary duty, covenant, agreement, restriction or limitation and that, if requested to engage in any activity or job function or to disclose any information that would result in any such violation, Executive shall report such request immediately and is relieved from any obligation to comply with such request.

     13. NO CONFLICTS. Executive represents and warrants that there is no other contract in existence, written or oral, between him and any third party that relates to the grant or assignment to others of any interest in intellectual property hereafter contributed to, or conceived or made by, him and that his performance of his duties to the Company will not place him in breach of any existing agreement.

                               GENERAL PROVISIONS

     14. CODE SECTION 280G. Notwithstanding any provision in this Agreement to the contrary, if all or any portion of the payments or benefits received or realized by Executive either alone or together with other payments or benefits which Executive receives or realizes or is then entitled to receive or realize from the Company or any of its affiliates would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (or any successor section) and the regulations promulgated thereunder (the "Code") and/or any corresponding and applicable state law provision, such payments or benefits provided to Executive shall be reduced by reducing the amount of payments or benefits payable to Executive pursuant to Section 9 of this Agreement to the extent necessary so that no portion of such payments shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided, however, that such reduction shall only be made if, by reason of such reduction, Executive's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. For purposes of this
Section 14, "net after tax benefit" shall mean the sum of (i) the total amount received or realized by Executive pursuant to this Agreement that would constitute a "parachute payment" within the meaning of Section 280G of the Code and any corresponding and applicable state law provision plus (ii) all other payments or benefits which Executive receives or realizes or is then entitled to receive or realize from the Company and any of its affiliates that would constitute a "parachute payment" within the meaning of
Section 280G of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal or state income taxes payable with respect to the payments or benefits described in (i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by Executive (based upon the rate in effect for such year as set forth in the Code at the time of the first receipt or realization of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments or benefits described in
(i) and (ii) above by Section 4999 of the Code and any corresponding and applicable state law provision.

     15.  DEFINITIONS.

     "BOARD" means the Company's Board of Directors.

     "CEO" means the Company's Chief Executive Officer.

     "EBITDA" for any fiscal period of the Company means the Company's consolidated earnings from continuing operations before interest, taxes, depreciation and amortization for such fiscal period, as determined in accordance with GAAP.

     "EBITDA PERCENTAGE" as of the end of any fiscal period of the Company means the quotient of (a) the Company's EBITDA for such period divided by (b) the sum of (1) the monthly average amount of equity invested (not including retained earnings) in the Company during such period plus (2) the monthly average amount of Indebtedness of the Company during such period, all as determined in accordance with GAAP.

     "EXECUTIVE'S FAMILY GROUP" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

     "EXECUTIVE STOCK" will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder.

     "GAAP" means generally accepted accounting principles, as in effect from time to time.

     "INDEBTEDNESS" shall mean at a particular time, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit and
(ii) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse.

     "PROJECTED EBITDA" for any fiscal period of the Company shall mean the EBITDA of the Company for such fiscal period set forth on Appendix 1 attached hereto.


     "PROJECTED EBITDA PERCENTAGE" for any fiscal period of the Company shall mean the EBITDA Percentage of the Company for such fiscal period set forth on Appendix 1 attached hereto.

     "PUBLIC SALE" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

     "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering value of at least $30 million.

     "SALE OF THE COMPANY" means any transaction or series of related transactions pursuant to which any person or entity (other than the Investor) acquires (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "START DATE" shall have the meaning set forth in Section 7.

     "STOCKHOLDERS AGREEMENT" means the Amended and Restated Stockholders Agreement by and among the Company, the Investor, Timothy L. Burfield, Michael B. Freedman, Charles R. Wallace, J. Jeffrey Gephart, Thomas C. Loftus, George E. Pepe, James H.S. Cooper, Charles C. Halberg, Mark A. Jerstad, William J. Gatti, Mary Jane Gatti, Sterling Acquisition Partners, Pharmed, Inc., Nelson C. Showalter, Bruce Gerlick, Mitch Overstreet, Lee R. Youngberg, Frank R. Gelafio, Ronald E. Keith, James Pietryga, Pharmed of Baton Rouge, Joseph F. Dellantonio, Thomas C. Loftus and George E. Pepe.

     "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

     16. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:



          IF TO THE COMPANY:

               American Medserve Corporation
               Park Lake Center
               184 Shuman Boulevard, Suite 200
               Naperville, Illinois  60563
               Attention:  CEO


          WITH A COPY TO:

               Golder, Thoma, Cressey, Rauner Fund IV, L.P.
               6100 Sears Tower
               Chicago, Illinois  60606-6402
               Attention:  Bryan C. Cressey

               AND

               Gardner, Carton & Douglas
               Quaker Tower
               321 North Clark Street, Suite 3400
               Chicago, Illinois  60610-4795


          IF TO THE EXECUTIVE:

               Charles R. Wallace
               393 Prairie Avenue
               Elmhurst, Illinois  60126


          IF TO THE INVESTOR:

               Golder, Thoma, Cressey, Rauner Fund IV, L.P.
               6100 Sears Tower
               Chicago, Illinois  60606-6402
               Attention:  Bryan C. Cressey


          WITH A COPY TO:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attention:  Gary R. Silverman, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     17.  MISCELLANEOUS.

          (a) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

          (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

          (f) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (g) OTHER AGREEMENTS. Provisions pertaining to Executive's co-sale rights are set forth in that certain Amended and Restated
Stockholders Agreement dated as of August 23, 1996 and provisions pertaining to Executive's registration rights are set forth in that certain Registration Agreement dated as of August 23, 1996.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                              AMERICAN MEDSERVE CORPORATION

                              By: /s/ Timothy L. Burfield
                                 ----------------------------
                              Its:  Chief Executive Officer
                                  ---------------------------

                              /s/    Charles R. Wallace
                              -------------------------------
                              Charles R. Wallace

Agreed and Accepted:

GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.
  By:  GTCR IV, L.P.
       Its General Partner

  By:  Golder, Thoma, Cressey, Rauner, Inc.
       Its General Partner

By:  /s/   Lee M. Mitchell
   -------------------------

Its:
    ------------------------

                                SCHEDULE 14(b)

                                    None

                                 APPENDIX 1

                                               Projected
   Year                 Projected EBITDA       EBITDA Percentage
   ----                 ----------------      -------------------

   1996                    $5,368,000               12.75%
   1997                    $9,337,000               16.95%
   1998                   $13,976,000               20.68%
   1999                   $19,387,000               24.43%
   2000                   $24,233,750               28.00%


   NOTE: Projected EBITDA Percentage will be recalculated to reflect any significant recapitalization, including a Qualified Public Offering, of the Company.